Exhibit 99.1

KROGER ANNOUNCES PRELIMINARY RESULTS

FOR FOURTH QUARTER OF FISCAL 2004

Excludes the Effect of the Previously Announced Non-Cash Expense Adjustment Related to Lease Accounting Methods

CINCINNATI, OH, March 8, 2005 — The Kroger Co. (NYSE: KR) today announced preliminary results for the fourth quarter ended January 29, 2005. As previously announced, the Company will restate prior-year results to correct its accounting for leases. The results reported today exclude the effect of the correction.

Total sales for the fourth quarter of 2004 increased 5.1% to $13.7 billion. This growth resulted from strong sales at the Company’s food stores, including fuel, as well as from the convenience and jewelry stores. Net square footage at the Company’s food stores increased 1.2%.

Identical food-store sales were:

	Total Food Stores	Excluding Food Stores in Southern California
Identical sales including fuel	2.1%	3.3%
Identical sales excluding fuel	0.8%	1.9%

“We are very pleased with our sales performance in the fourth quarter. Kroger’s identical food-store sales, without the effect of fuel and southern California, have shown sequential improvement for seven of the past eight quarters. This is a clear sign that Kroger’s strategic focus on fulfilling the needs of our customers continues to generate positive results,” said David B. Dillon, Kroger chairman and chief executive officer. “This momentum has continued in

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fiscal 2005, with identical food-store sales through the first five weeks running ahead of our fourth-quarter results.”

Mr. Dillon said the successful execution of Kroger’s strategy produced strong cash flow, enabling the Company to continue its “financial triple play” of reducing total debt by nearly $400 million, repurchasing $318.7 million in stock, and investing $1.6 billion in capital projects.

Kroger reported a net loss of $675.9 million, or $0.93 per share, for the fourth quarter. These results include a goodwill impairment charge of $884.0 million after tax, or $1.21 per share, related to the Ralphs and Food 4 Less operations.

In the year-ago period, Kroger reported a net loss of $337.4 million, or $0.45 per share. These results included several items that collectively reduced net earnings by $663.1 million, or $0.89 per share. Additional detail is provided in Tables 2 and 3.

During the fourth quarter of 2004, Kroger repurchased approximately 4.2 million shares of stock at an average price of $16.52 for a total investment of $69.2 million. There is approximately $353 million remaining under the new $500 million stock buyback announced in September. Since January 2000, Kroger has invested $2.7 billion to repurchase 140.8 million shares. The Company continues to buy back stock.

For the full 2004 fiscal year, sales increased 4.9% to $56.4 billion. Kroger reported a net loss of $128.0 million, or $0.17 per share. These results include several items that collectively reduced net earnings by $981.0 million, or $1.33 per share (Tables 2 & 3). For the full 2003 fiscal year, net earnings were $314.6 million, or $0.42 per diluted share. These results included items that reduced net earnings a total of $801.3 million after tax, or $1.06 per diluted share (Tables 2 & 3).

2005 Guidance

“Kroger’s growth strategy is squarely focused on consistently meeting the needs of our customers through our associates providing improved service,

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selection and value. We have made considerable progress, and in 2005, the successful execution of our strategy will be clearly evident in our financial performance,” said Mr. Dillon.

Kroger expects 2005 net earnings to increase compared to 2004, excluding the effect of the goodwill impairment charge. Kroger expects this earnings growth to be fueled by improved results in southern California, growth in the balance of the Company, and lower interest expense. As a result, Kroger expects net earnings in 2005 to exceed $1.16 per diluted share.

Also included in this guidance for 2005, Kroger expects:

•	To achieve in excess of 2.0% identical food-store sales growth. This figure includes southern California and excludes fuel sales.

•	To generate cost savings and productivity improvements which will be invested to improve our customers’ shopping experiences.

•	To invest $1.6-$1.8 billion in capital projects, excluding acquisitions, as the Company focuses on remodels, merchandising and productivity improvements.

•	To use one-third of cash flow for debt reduction and two-thirds for stock repurchase or payment of a cash dividend.

•	To adopt expensing of stock options during the year. Kroger currently estimates the effect of this adoption will be $0.04-$0.05 per diluted share.

“Kroger enters 2005 with improving sales momentum and a clear strategic vision that will drive sustainable, profitable sales growth and create value for our shareholders,” Mr. Dillon said.

Headquartered in Cincinnati, Ohio, Kroger is one of the nation’s largest retail grocery chains. At the end of fiscal 2004, the Company operated (either directly or through its subsidiaries) 2,532 supermarkets and multi-department stores in 32 states under two dozen banners including Kroger, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith’s, Fry’s, Fry’s Marketplace, Dillons, QFC and City Market. Kroger also operated (either directly or through

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subsidiaries, franchise agreements, or operating agreements) 795 convenience stores, 436 fine jewelry stores, 536 supermarket fuel centers and 42 food processing plants. For more information about Kroger, please visit our web site at www.kroger.com.

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This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “expects,” “will” and “estimates.” These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially. Results anticipated in forward-looking statements regarding sales and earnings could be adversely affected by increased competition, weather and economic conditions, interest rates, goodwill impairment, the success of programs designed to increase our sales, and future labor disputes, particularly as the Company seeks to manage increases in health care and pension costs. Our ability to generate cost savings and productivity improvements, and to invest them to improve our customers’ shopping experiences, will depend on the success of our cost savings programs and our ability to implement the systems identified to enhance productivity, as well as the reactions of our customers to those programs and systems. Our capital expenditures could vary from our expectations if we are unsuccessful in acquiring suitable sites for new stores; development costs exceed those budgeted; or our logistics and technology projects are not completed on budget or in the time frame expected. The extent to which our cash flow is sufficient to support our debt reduction and stock repurchases or cash dividend payment will depend on our ability to generate sales and to reduce costs and manage our gross margin, as well as our ability to manage our working capital. We anticipate expensing stock options during the fiscal year, as generally accepted accounting principles as currently in effect would require us to do so; however, if the accounting pronouncements change prior to our implementation, we may elect not to do so. Our estimated expense of $0.04-$0.05 per diluted share, from the adoption of stock option expensing, could vary if the assumptions that we used to calculate the expense prove to be inaccurate or are changed. Reductions in interest expense will depend on the interest rate environment and our ability to reduce or maintain current borrowing levels. We assume no obligation to update the information contained herein. Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger’s quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (ET) on March 8, 2005 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (ET) on March 8, 2005 through March 18, 2005.

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Media Contact:	Gary Rhodes (513) 762-1304
Investor Contact:	Carin Fike (513) 762-4969

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Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	FOURTH QUARTER (a)				YEAR TO DATE (a)
	2004		2003		2004		2003
SALES	$13,695.3	100.00%	$13,033.5	100.00%	$56,434.4	100.00%	$53,790.8	100.00%
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION, LIFO CHARGE, EXCLUDING ITEMS SHOWN SEPARATELY BELOW	10,277.9	75.05	9,588.5	73.57	42,143.9	74.68	39,636.5	73.69
OPERATING, GENERAL AND ADMINISTRATIVE (a)	2,517.6	18.38	2,567.2	19.70	10,609.7	18.80	10,354.1	19.25
RENT	152.5	1.11	154.3	1.18	677.2	1.20	653.3	1.21
DEPRECIATION	306.2	2.24	304.9	2.34	1,255.6	2.22	1,209.0	2.25
INTEREST (a)	115.5	0.84	127.9	0.98	557.0	0.99	604.0	1.12
GOODWILL IMPAIRMENT CHARGE (a)	947.0	6.91	444.2	3.41	947.0	1.68	444.2	0.83
ASSET IMPAIRMENT CHARGE (a)	—	0.00	119.9	0.92	—	0.00	119.9	0.22

TOTAL PRE-TAX EXPENSES	14,316.7	104.54	13,306.9	102.10	56,190.4	99.57	53,021.0	98.57

EARNINGS (LOSS) BEFORE TAX EXPENSE	(621.4)	-4.54	(273.4)	-2.10	244.0	0.43	769.8	1.43

TAX EXPENSE	54.5	0.40	64.0	0.49	372.0	0.66	455.2	0.85

NET EARNINGS (LOSS)	$(675.9)	-4.94%	$(337.4)	-2.59%	$(128.0)	-0.23%	$314.6	0.58%

LIFO CHARGE	$17.9	0.13%	$0.7	0.01%	$48.8	0.09%	$34.2	0.06%

NET EARNINGS (LOSS) PER BASIC COMMON SHARE	$(0.93)		$(0.45)		$(0.17)		$0.42

SHARES USED IN BASIC CALCULATION	730.2		742.9		736.4		747.2

NET EARNINGS (LOSS) PER DILUTED COMMON SHARE	$(0.93)		$(0.45)		$(0.17)		$0.42

SHARES USED IN DILUTED CALCULATION	730.2		742.9		736.4		753.8

Note: Certain amounts have been reclassified to conform to current presentation. Certain per share amounts and percentages may not sum due to rounding.

(a)	Refer to Table 2 and Table 3 for a description of items that affected Kroger’s financial results during the periods presented.

Table 2. OTHER ITEMS

(in millions, except per share amounts)

Items identified in this table should not be considered alternatives to net earnings, net cash provided by operating activities or any other Generally Accepted Accounting Principles (“GAAP”) measure of performance or liquidity. These items should not be reviewed in isolation or considered substitutes for Kroger’s financial results as reported in accordance with GAAP. Due to the nature of these items, as further described below in the footnotes, it is important to identify these items and to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table summarizes items that affected Kroger’s financial results during the periods presented. The items include charges and credits that were recorded as components of operating, general and administrative expense (“OG&A”), interest expense, asset impairment charge and goodwill impairment charge.

	FOURTH QUARTER		YEAR TO DATE
	2004	2003	2004	2003
ITEMS AFFECTING OG&A:
STORE CLOSING LIABILITIES (a)	$—	$—	$—	$(10.0)
UTILITY CONTRACTS - MARK-TO-MARKET (b)	—	—	—	4.1
UTILITY CONTRACTS - DYNEGY SETTLEMENT (c)	—	—	—	62.6
CHARITABLE CONTRIBUTION (d)	—	—	—	(5.5)
POWER OUTAGE (e)	—	—	—	9.4
PROPERTY TAX ALLOWANCE ADJUSTMENT (f)	—	(20.0)	—	(20.0)

ITEMS AFFECTING INTEREST:
EFFECT OF DEBT PREPAYMENT (g)	(9.1)	—	3.5	18.3

GOODWILL IMPAIRMENT CHARGE (h)	947.0	444.2	947.0	444.2

ASSET IMPAIRMENT CHARGE (i)	—	119.9	—	119.9

TOTAL PRE-TAX LOSS	937.9	544.1	950.5	623.0

INCOME-TAX EFFECT	(59.7)	(37.4)	(64.3)	(67.1)

AFTER-TAX LOSS	$878.2	$506.7	$886.2	$555.9

SHARES USED IN CALCULATION	730.2	742.9	736.4	753.8

ESTIMATED PER SHARE EFFECT	$1.20	$0.68	$1.20	$0.74

(a)	Reversal of lease liabilities related to store closings that did not occur or were less costly than anticipated. As a result of merchandising and operational changes, financial performance has improved at some stores Kroger had anticipated closing following the Fred Meyer merger.
(b)	Expense related to the mark-to-market of excess energy purchase commitments.
(c)	Expense to resolve disputes related to energy supply arrangements with Dynegy, Inc.
(d)	Adjustment of liabilities related to a future charitable contribution required as a result of the Fred Meyer merger.
(e)	Expenses related to the August 2003 power outage in Michigan and Ohio.
(f)	Adjustment of property tax allowance.
(g)	The Company adopted SFAS No. 145 in the first quarter of 2003. As a result, expenses related to the early retirement of debt, which were recorded as extraordinary items prior to the adoption of SFAS No. 145, are classified as interest expense in the respective periods. The 2004 expense related to the second quarter debt prepayment premium on the early call of $750 million, 7.375% notes. The prepayment resulted in lower interest expense throughout the balance of the year. The 2003 expense related to the third quarter premiums paid in connection with the repurchase of $100 million of long-term bonds and the write-off of the related deferred financing costs.
(h)	Goodwill impairment charge related to the Ralphs and Food 4 Less divisions in 2004 and the Smith’s division in 2003. Most of the goodwill impairment charge is non-deductible for tax purposes.
(i)	Asset impairment charge related to 74 underperforming stores.

Table 3. PREVIOUSLY REPORTED ESTIMATED EFFECT OF LABOR DISPUTES

(in millions, except per share amounts)

Items identified in this table should not be considered alternatives to net earnings, net cash provided by operating activities or any other Generally Accepted Accounting Principles (“GAAP”) measure of performance or liquidity. These items should not be reviewed in isolation or considered substitutes for Kroger’s financial results as reported in accordance with GAAP. Due to the nature of these items, as further described below, it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table summarizes the estimated effect of labor disputes on Kroger’s financial results that were previously reported for the periods presented. In the third quarter of 2004 we discontinued reporting the strike effect related to southern California.

Included in the estimated strike effect for prior periods were charges and credits that were recorded as components of merchandise costs and operating, general and administrative (“OG&A”) expense. The estimated effect of the labor disputes is the difference between actual results and budgeted results for strike-affected stores. The 2003 calculation includes the effect of both the southern California and the West Virginia strikes. The estimated strike effect includes all costs associated with the work stoppages, including expenses under the mutual strike assistance agreement in southern California entered into with Safeway Inc. and Albertson’s, Inc., and post-strike recovery expenses in southern California through the second quarter of 2004.

	FOURTH QUARTER		YEAR TO DATE
	2004	2003	2004	2003
EFFECT OF LABOR DISPUTES ON FIFO GROSS MARGIN (a)	$—	$80.5	$132.6	$177.1
EFFECT OF LABOR DISPUTES ON OG&A	—	169.8	18.5	215.4

TOTAL PRE-TAX LOSS	—	250.3	151.1	392.5
INCOME-TAX EFFECT	—	(93.9)	(56.3)	(147.1)

AFTER-TAX LOSS	$—	$156.4	$94.8	$245.4

SHARES USED IN DILUTED CALCULATION	730.2	742.9	736.4	753.8
ESTIMATED DILUTED PER SHARE EFFECT	$—	$0.21	$0.13	$0.32

(a)	Kroger calculates FIFO Gross Margin as follows: Sales minus merchandise costs (including advertising, warehousing and transportation, excluding rent and depreciation, which are shown separately in Table 1) plus LIFO charge.

Table 4. Supplemental Sales Information

(in millions, except percentages)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance. Identical and comparable food store sales are industry-specific measures and it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP. Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL FOOD STORE SALES (a)

	FOURTH QUARTER		EXCLUDING STORES AFFECTED BY LABOR DISPUTE (c): FOURTH QUARTER
	2004	2003	2004	2003
INCLUDING SUPERMARKET FUEL CENTERS	$12,077.9	$11,826.9	$10,511.8	$10,173.3
EXCLUDING SUPERMARKET FUEL CENTERS	$11,586.9	$11,493.1	$10,028.0	$9,844.8

INCLUDING SUPERMARKET FUEL CENTERS	2.1%	1.8%	3.3%	2.0%
EXCLUDING SUPERMARKET FUEL CENTERS	0.8%	1.2%	1.9%	1.3%

COMPARABLE FOOD STORE SALES (b)
	FOURTH QUARTER		EXCLUDING STORES AFFECTED BY LABOR DISPUTE (c): FOURTH QUARTER
	2004	2003	2004	2003
INCLUDING SUPERMARKET FUEL CENTERS	$12,438.8	$12,125.5	$10,842.9	$10,446.0
EXCLUDING SUPERMARKET FUEL CENTERS	$11,932.0	$11,786.5	$10,343.3	$10,112.2

INCLUDING SUPERMARKET FUEL CENTERS	2.6%	2.3%	3.8%	2.5%
EXCLUDING SUPERMARKET FUEL CENTERS	1.2%	1.7%	2.3%	1.7%

(a)	Kroger defines a food store as an identical store when it has been open without expansion or relocation for five full quarters. The identical food store dollar figures presented were used to calculate fourth quarter 2004 percent changes.
(b)	Kroger defines a food store as a comparable store when it has been open for five full quarters, including expansions and relocations. The comparable food store dollar figures presented were used to calculate fourth quarter 2004 percent changes.
(c)	Sales figures exclude stores that were affected by the labor dispute in southern California.